SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C.  20549

               ______________________________

                          FORM 8-K

                       CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d)
           OF THE SECURITIES EXCHANGE ACT OF 1934

            ____________________________________



Date of report (Date of earliest event reported): October
4, 1998


                 CARDIAC SCIENCE, INC.
     (Exact Name of Registrant as Specified in Charter)



       Delaware                              0-19567
               33-0465681
(State or Other Juris-               (Commission File
No.)           (IRS Employer
diction of Incorporation)
                Identification No.)


1176 Main Street, Suite C, Irvine, CA
     92614
(Address of Principal Executive Offices)
    (Zip Code)


Registrant's telephone number, including area code:
(714) 587-0357




(Former Name or Former Address, if Changed Since
Last Report.)
ITEM 9.        Sales of Equity Securities Pursuant to
Regulation S.

        On October 4, 1998, Cardiac Science, Inc. (the
"Corporation") sold 50,000 shares of the Corporation's common stock, par value $0.001 per share (the "Common
Stock"), at $2.00 per share, to a foreign investor in an offshore transaction pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. In connection with the offering, the Corporation is obligated to pay a finders fee equal to ten percent of the gross proceeds of the sale, payable in cash or Common Stock.

                         Signatures

        Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


CARDIAC SCIENCE, INC.


By:/s/ Raymond W. Cohen
Raymond W. Cohen, President and
Chief Executive Officer

Date:  October 9, 1998